Exhibit 10.2

CLIFFORD CHANCE LLP

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.
The following symbol is included in this exhibit to indicate where information has been omitted: [***]

DATED 9 MARCH 2023

DEALER AGREEMENT

BECTON, DICKINSON AND COMPANY
as Issuer

[***]

as Arranger

and

[***]
[***]
AS DEALERS

RELATING TO A U.S.$2,750,000,000
MULTI-CURRENCY COMMERCIAL PAPER
PROGRAMME

CONTENTS
Clause	Page

1.	Interpretation	1
2.	Issue	4
3.	Representations and Warranties	8
4.	Conditions Precedent	12
5.	Covenants and Agreements	13
6.	Obligations of the Dealers	18
7.	Termination and Appointment	18
8.	Calculation agent	20
9.	Status of the Dealers and the Arranger	20
10.	Notices	20
11.	Partial Invalidity	22
12.	Remedies and Waivers	22
13.	Recognition of the U.S. Special Resolution Regimes	22
14.	Counterparts	23
15.	Rights of Third Parties	23
16.	Governing Law	23
17.	Submission to Jurisdiction	23
Schedule 1 Condition Precedent Documents		25
Schedule 2 Selling Restrictions		27
Schedule 3 Notification Letter for an Increase in the Maximum Amount		30
Schedule 4 Dealer Accession Letter		32
Schedule 5 Form of Calculation Agency Agreement		34

THIS AGREEMENT is dated 9 March 2023 and made between:

(1)	BECTON, DICKINSON AND COMPANY (the "Issuer");

(2)	[***] as arranger (the "Arranger"); and

(3)	[***] and [***] (the "Original Dealers").

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement:

"Additional Dealer" means any institution appointed as a Dealer in accordance with Clause 7.2 (Appointment of Dealers).

"Agency Agreement" means the issue and paying agency agreement, dated on or about the date of this Agreement, between the Issuer and the Agent, providing for the issuance of and payment on the Notes.

"Agent" means Citibank, N.A., London Branch acting as issue and paying agent for the Notes and any successor or additional agent appointed in accordance with the Agency Agreement.

"Australian Dollars" and "AUD" denote the lawful currency of Australia, and "Australian Dollar Note" means a Note denominated in Australian Dollars.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York.

"Canadian Dollars" and "CAD" denote the lawful currency of Canada, and "Canadian Dollar Note" means a Note denominated in Canadian Dollars.

"Clearing System" means Clearstream Banking, S.A. ("Clearstream, Luxembourg"), Euroclear Bank SA/NV ("Euroclear"), or any other clearing system from time to time agreed between the Dealers and the Issuer.

"Dealer" means an Original Dealer (including [***] in its capacity as Arranger) or an Additional Dealer but excluding any institution whose appointment as a dealer has been terminated under Clause 7.1 (Termination) provided that where any such institution has been appointed as Dealer in relation to a particular issue of Notes or period of time, the expression "Dealer" or "Dealers" shall only mean or include such institution in relation to such Notes or that time period.

"Deed of Covenant" means the Deed of Covenant, dated on or about the date of this Agreement, executed by the Issuer in respect of Global Notes issued under the Agency Agreement.

"Definitive Note" means a Note, security printed or otherwise, issued by the Issuer.

"Disclosure Documents" means, at any particular date:

(a)	the Information Memorandum (including all documents and information that have been incorporated by reference therein as set out under the heading "Documents Incorporated By Reference"); and

(b)	any other document delivered by the Issuer to a Dealer which the Issuer has expressly authorised in writing to be distributed to actual or potential purchasers of Notes.

"Dollars" and "U.S.$" denote the lawful currency of the United States of America, and "Dollar Note" means a Note denominated in Dollars.

"Dollar Equivalent" means, on any day:

(a)	in relation to any Dollar Note, the nominal amount of such Note; and

(b)
in relation to any Note denominated or to be denominated in any other currency, the amount in Dollars which would be required to purchase the nominal amount of such Note as expressed in such other currency at the spot rate of exchange for the purchase of such other currency with Dollars quoted by the Agent at or about 11.00 a.m. (London time) on such day;

"euro" and "€" denote the lawful currency introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty on the Functioning of the European Union, as amended from time to time, and "euro Note" means a Note denominated in euro.

"EU Blocking Regulation" means Council Regulation (EC) 2271/96, as amended.

"FSMA" means the Financial Services and Markets Act 2000.

"Global Note" means a Note in global form, representing an issue of commercial paper.

"Group" means the Issuer and its Subsidiaries.

"Hong Kong Dollars" and "HKD" denote the lawful currency of Hong Kong, and "Hong Kong Dollar Note" means a Note denominated in Hong Kong Dollars.

"Information Memorandum" means the most recently published information memorandum containing information about the Issuer and the Notes (including information incorporated therein by reference), as prepared by or on behalf of the Issuer for use by the Dealers in connection with the transactions contemplated by this Agreement.

"Loss" means any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses).

"Maximum Amount" means U.S.$2,750,000,000 (when aggregated with the principal amount of securities outstanding under the US Programme) or such other amount as may apply in accordance with Clause 2.7 (Increase in Maximum Amount).

"New Zealand Dollars" and "NZD" denote the lawful currency of New Zealand, and "New Zealand Dollar Note" means a Note denominated in New Zealand Dollars.

"Note" means a Definitive Note or a Global Note issued under the Agency Agreement to a Dealer.

"Note Transaction" means the issue by the Issuer and the subscription by a Dealer of Note(s) in accordance with Clause 2 (Issue).

"Programme" means the multi-currency commercial paper programme of the Issuer established by the Programme Agreements.

"Programme Agreement" means this Agreement, any agreement for a Note Transaction, the Deed of Covenant or the Agency Agreement.

"Rating Agency" means Moody’s Investors Service, Inc. ("Moody's"),  S&P Global Ratings ("S&P") and Fitch Ratings, Inc. ("Fitch") or any other statistical ratings organisation which rates the Issuer's debt securities.

"Related Party" means in respect of each Dealer, each of its respective affiliates and each person who controls them (within the meaning of section 15 of the Securities Act or section 20 of the United States Securities Exchange Act of 1934, as amended), together with each of its respective directors, officers, employees and agents;

"Renminbi" and "CNY" denote the lawful currency of the People's Republic of China, and "Renminbi Note" means a Note denominated in Renminbi.

"Sanctions" means any economic or financial sanctions or embargoes and/or restrictive measures administered or imposed by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. State Department, any other agency of the U.S. government, the United Nations, the European Union or the United Kingdom.

"Sterling" and "£" denote the lawful currency of the United Kingdom, and "Sterling Note" means a Note denominated in Sterling.

"Subsidiary" means:

(a)
an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and "control" for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; or

(b)	an entity whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of another person.

"Swiss Francs" and "CHF" denote the lawful currency of Switzerland, and Swiss Franc Note means a Note denominated in Swiss Francs.

"TARGET2 System" means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system (TARGET2) (or any successor thereto);

"UK Blocking Regulation" means Council Regulation (EC) 2271/96 as it forms part of domestic law of the United Kingdom by virtue of the European Union Withdrawal Act 2018;

"US Programme" means the Issuer's U.S.$2,750,000,000 programme for the issuance of private placement commercial paper notes initially established pursuant to an issue and paying agent agreement dated 5 January 2015 as may be amended, amended and restated, modified or replaced from time to time; and

"Yen" and "¥" denote the lawful currency of Japan, and "Yen Note" means a Note denominated in Japanese Yen.

1.2	Construction

1.2.1	In this Agreement, unless the contrary intention appears, a reference to:

(a)	a provision of a law is a reference to that provision as amended, extended, applied or re-enacted and includes any subordinate legislation;

(b)	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

(c)
a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or any other entity whether or not having separate legal personality, and references to any person shall include its successors in title, permitted assigns and permitted transferees;

(d)	assets includes present and future properties, revenues and rights of every description;

(e)	an authorisation includes any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

(f)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, inter-governmental or supranational body, agency, department or authority; and

(g)	any Programme Agreement or other document is a reference to that Programme Agreement or other document as amended, novated, restated, superseded or supplemented.

1.2.2	The index to and the headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

2.	ISSUE

2.1	Appointment of Dealers

The Issuer hereby appoints the Dealers with respect to the issue of Notes under this Agreement.

2.2	The Uncommitted Programme

2.2.1
The Issuer shall not be under any obligation to issue any Notes, and a Dealer shall not be under any obligation to subscribe for or procure the subscription for any Notes, until such time as an agreement for a Note Transaction has been reached between the Issuer and that Dealer.

2.2.2
Each of the Issuer and the Dealers agree that solely by virtue of appointment as Arranger or Dealer, as applicable, on this Programme, neither the Arranger nor the Dealers nor any of their respective affiliates will be a manufacturer for the purpose of Chapter 3.2 of the FCA Handbook Product Intervention and Product Governance Sourcebook.

2.2.3
Each of the Issuer and the Dealers agree that solely by virtue of appointment as Arranger or Dealer, as applicable, on this Programme, neither the Arranger nor the Dealers nor any of their respective affiliates will be a manufacturer for the purpose of EU Delegated Directive 2017/593.

2.2.4
The Issuer has determined and hereby notifies the Dealers, that all Notes issued or to be issued under the Programme are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

2.3	Issue of Notes

2.3.1
Subject to the terms of this Agreement, the Issuer may issue Notes to any of the Dealers from time to time at such prices and upon such terms as the Issuer and the relevant Dealer may agree.  The Issuer acknowledges that the Dealers may resell Notes subscribed for by such Dealers.

2.3.2
Each issue of Notes having the same Issue Date, Maturity Date, currency and denominations, yield and redemption basis will be represented by one or more Global Notes or by Definitive Notes having the aggregate principal amount of such issue as may be agreed between the Issuer and the relevant Dealer. A Global Note will only be exchangeable into Definitive Notes in the circumstances set out in the Global Note.

2.3.3	The tenor of each Note shall not be less than one day nor greater than 183 days, with that tenor being calculated from (and including) the issue date to (but excluding) the maturity date of that Note.

2.3.4	Global Notes and Definitive Notes (if any) shall be issued in the following denominations (or integral multiples thereof):

(a)	for Australian Dollar Notes, AUD 1,000,000;

(b)	for Canadian Dollar Notes, CAD 500,000;

(c)	for euro Notes, €500,000;

(d)	for Hong Kong Dollar Notes, HKD 2,000,000;

(e)	for New Zealand Dollar Notes, NZD 1,000,000;

(f)	for Renminbi Notes, CNY 1,000,000;

(g)	for Sterling Notes, £100,000;

(h)	for Swiss Franc Notes, CHF 500,000;

(i)	for U.S.Dollar Notes, U.S.$500,000; or

(j)	for Yen Notes, Yen 100,000,000,

or such other conventionally accepted denominations in those currencies or such other currency as may be agreed between the Issuer and the relevant Dealer from time to time, subject in each case to compliance with all applicable legal and regulatory requirements and provided that the equivalent of that denomination in Sterling as at the Issue Date is not less than £100,000.

2.3.5
The aggregate amount of Notes outstanding at any time, when aggregated with the aggregate principal amount of securities outstanding under the US Programme, will not exceed the Maximum Amount.  For the purposes of calculating the Maximum Amount of Notes issued under this Agreement, the principal amount of any outstanding Note denominated in any currency other than Dollars shall be taken as the Dollar Equivalent of such principal amount as at the Issue Date of the Notes then to be issued.

2.4	Agreements for Note Transactions

If the Issuer and any Dealer shall agree on the terms of the subscription for any Note by that Dealer (including agreement with respect to the issue date, aggregate principal or nominal amount, denomination, currency, price, redemption basis, maturity date and discount or interest basis), then:

2.4.1	the Issuer shall instruct the Agent to issue that Note and deliver it in accordance with the terms of the Agency Agreement;

2.4.2	the relevant Dealer shall pay the subscription price of such Note on the issue date:

(a)	in the case of a euro Note, by transfer of same-day funds settled through the TARGET2 System to such euro account as the Agent shall from time to time have specified for this purpose; or

(b)	in the case of a Sterling Note, by transfer of same-day funds to the Sterling account in London as the Agent shall from time to time have specified for this purpose; or

(c)
in the case of a Dollar Note, by transfer of funds settled through the New York Clearing House Interbank Payments System (or such other same day value funds as at the time shall be customary for the settlement in New York City of international banking transactions denominated in Dollars) to the account in New York denominated in Dollars as the Agent shall from time to time have specified for this purpose; or

(d)
in all other cases, by transfer of freely transferable same day funds in the relevant currency to the account of the Agent at such bank in the applicable jurisdiction for such currency as the Agent may from time to time have specified for this purpose; and

2.4.3
the relevant Dealer shall notify the Agent and the Issuer of the payment and delivery instructions applicable to such Note in accordance with prevailing market practice and in sufficient time to enable the Agent to deliver such Note(s) (or make the same available for collection) on the relevant issue date.

2.5	Failure to issue

If, for any reason (including, without limitation, the failure of the relevant trade), a Note is not to be issued in accordance with a Note Transaction, the Issuer and the relevant Dealer shall immediately notify the Agent of that fact.

2.6	Optional currencies

Any agreement for a Note Transaction for a Note denominated in a currency other than Sterling, Dollars, euro, AUD, CAD, CHF, HKD, NZD, Renminbi or Yen shall be conditional upon:

2.6.1
it being lawful and in compliance with all requirements of any relevant central bank and any other relevant fiscal, monetary, regulatory or other authority from time to time, for deposits to be made in such currency and for such Note to be issued, offered for sale, sold and delivered as contemplated by such Note Transaction;

2.6.2	such other currency being freely transferable and freely convertible into Dollars;

2.6.3	the consent of the Agent to that currency having been given; and

2.6.4
any appropriate amendments which the relevant Dealer and/or the Issuer shall require having been made to this Agreement and any appropriate amendments which the Issuer and/or the Agent shall require having been made to the Agency Agreement.

2.7	Increase in Maximum Amount

The Issuer may from time to time increase the Maximum Amount by:

2.7.1	giving at least 10 days' notice by letter in substantially the form of Schedule 3 (Notification Letter for an Increase in the Maximum Amount) to each Dealer and to the Agent; and

2.7.2	delivering to each Dealer with that letter the documents referred to in that letter, in each case in form and substance acceptable to each Dealer.

2.8	Global Notes and Definitive Notes

2.8.1	Each Note issued will be represented initially by one or more Global Notes.

2.8.2
Global Notes will be exchangeable, in accordance with their terms, for Definitive Notes only upon default by the Issuer in the payment of any amount payable in respect of the Notes represented by such Global Notes or if one or both of Euroclear and Clearstream, Luxembourg or any other relevant Clearing System in which the relevant Global Note is held is closed for business for a continuous period of 14 days or more (other than by reason of weekends or public holidays, statutory or otherwise) or if any such Clearing System announces an intention to, or does in fact, permanently cease to do business.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and warranties

The Issuer makes the representations and warranties in this Clause 3 to each Dealer.

3.2	Status

The Issuer is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the power to own its assets and carry on its business as it is being conducted.

3.3	Powers and authority

The Issuer has the power to enter into, perform and deliver, and has taken all necessary action to authorise the entry into, performance and delivery of, the Notes and the Programme Agreements and the transactions contemplated by those Notes and Programme Agreements.

3.4	Binding obligations

The obligations expressed to be assumed by the Issuer in each of the Programme Agreements and (when the Notes have been issued and delivered under the Agency Agreement and have been paid for) the Notes are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered under Schedule 1 (Condition Precedent Documents), legal, valid, binding and enforceable obligations.

3.5	Authorisations

All authorisations required by the Issuer:

3.5.1	to enable it lawfully to enter into, exercise its rights and comply with its obligations under, the Notes and Programme Agreements; and

3.5.2	to make the Programme Agreements and Notes admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

3.6	Non-conflict

The entry into, delivery and performance by the Issuer of its obligations under the Notes and the Programme Agreements and the transactions contemplated by the Programme Agreements will not conflict with, or constitute a default under:

3.6.1	the constitutional documents of the Issuer; or

3.6.2	any law or regulation applicable to the Issuer; or

3.6.3
any agreement or instrument by which the Issuer or any of its assets are bound which might reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or earnings, business, management or affairs of the Issuer and its subsidiaries, considered as one enterprise, or the ability of the Issuer to perform its obligations under the Notes and the Programme Agreements.

3.7	Ranking

The obligations of the Issuer under the Programme Agreements rank, and the Notes (when issued) will rank, at least pari passu with all present and future unsecured and unsubordinated obligations of the Issuer other than obligations mandatorily preferred by law applying to companies generally.

3.8	Disclosure Documents

3.8.1
In the context of the Programme Agreements and the transactions contemplated by the Programme Agreements, the information contained or incorporated by reference in the Disclosure Documents is true and accurate in all material aspects and not misleading in any material respect and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.8.2	Any statements of intention, opinion, belief or expectation contained in the Disclosure Documents are, or will be at the date of its publication, honestly and reasonably made by the Issuer.

3.9	Financial information

The most recently published financial statements of the Issuer  which are incorporated by reference in the Information Memorandum:

3.9.1
were prepared in accordance with the requirements of applicable law and with generally accepted accounting principles in the jurisdiction of incorporation of the Issuer and are consistently applied throughout the periods involved; and

3.9.2	fairly represent, in all material respects, the financial condition and operations of the Issuer as at the date to which they were prepared.

3.10	Adverse change and litigation

Except as otherwise disclosed by any Disclosure Documents:

3.10.1
there has been no adverse change in the business, financial or other condition or prospects of any member of the Group since the date of the most recently published audited consolidated financial statements of the Issuer; and

3.10.2	there is no litigation, arbitration or administrative proceeding pending or, to the knowledge of the Issuer, threatened against or affecting any member of the Group,

which in any case could reasonably be expected to be material in the context of the Programme Agreements and the transactions contemplated by the Programme Agreements.

3.11	No default

No member of the Group is in default in respect of any indebtedness for borrowed money or any obligation having a similar commercial effect except for any default (other than under the Notes or the securities issued pursuant to the US Programme) that could not be expected to be material in the context of the Programme Agreements and the transactions contemplated by the Programme Agreements.

3.12	No withholding tax

The Issuer is not required by any law or regulation of, or any relevant taxing authority or any political subdivision or any authority thereof having the power to tax in, the jurisdiction in which the Issuer is resident for tax purposes to make any withholding or deduction from any payment due under the Notes or any Programme Agreement for or on account of any taxes or duties of whatever nature.

3.13	Maximum Amount

The aggregate outstanding principal amount of the Notes, when aggregated with the aggregate principal amount of securities outstanding under US Programme, on the date of issue of any Note does not exceed the Maximum Amount.

3.14	Anti-Bribery

Neither the Issuer nor any of its Subsidiaries, nor any director, officer nor, to the knowledge of the Issuer, any agent, employee or other person associated with or acting on behalf of the Issuer or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of any applicable anti-bribery or anti-corruption law, rule or regulation enacted in any jurisdiction; or made, offered or promised to make, or authorised the payment or giving of any bribe, rebate, payoff, influence payment, facilitation payment, kickback or other unlawful payment or gift of money or anything of value prohibited under any applicable law, rule or regulation; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to any applicable anti-bribery or anti-corruption law, rule or regulation is pending or, to the best knowledge of the Issuer, threatened.

3.15	Sanctions

Neither the Issuer nor any of its Subsidiaries nor, to the knowledge of the Issuer any director, officer, agent, employee or affiliate of the Issuer or any of its Subsidiaries is currently the subject of any Sanctions or conducting business with any person, entity or country which is the subject of any Sanctions.

3.16	Money Laundering Laws

The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in of all jurisdictions in which the Issuer and its respective Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the best of the knowledge of the Issuer, threatened.

3.17	Policies and procedures

The Issuer has instituted and maintains policies and procedures designed to prevent money laundering, bribery and corruption by the Group and by persons associated with the Group.

3.18	United States Investment Company Act

The Issuer is not, and will not as a result of any issue of Notes or the receipt or application of the proceeds thereof be, or be required to register as, an investment company as defined in the United States Investment Company Act of 1940.

3.19	U.S. selling restrictions

The Issuer represents, warrants and agrees:

(a)
that neither it, nor any of its affiliates (as defined in Rule 405 under  the U.S. Securities Act of 1933, as amended (the "Securities Act")), nor any person (other than the Dealers, as to whom no representation or warranty is made) acting on its behalf or on behalf of any of its affiliates, has engaged or will engage in any directed selling efforts (as defined in Regulation S under the Securities Act ("Regulation S")) in the United States with respect to any Notes; and

(b)
that it, its affiliates (as defined in Rule 405 under the Securities Act) and any person (other than the Dealers, as to whom no representation or warranty is made) acting on its behalf or on behalf of any of its affiliates, have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act; and

(c)
that it is a domestic issuer that is a reporting issuer (as such terms are defined in Regulation S) and that it will not offer or sell, nor solicit offers to buy, securities under circumstances that would require registration of the Notes under the Securities Act.

3.20	Times for making representations and warranties

The representations and warranties set out in this Clause 3:

3.20.1	are made on the date of this Agreement; and

3.20.2
are deemed to be repeated on each date upon which the Maximum Amount is increased, each date a Note Transaction is agreed and each date upon which any Note is, or is to be, in each case issued by reference to the facts and circumstances then existing.

When a representation or warranty under Clauses 3.8 (Disclosure Documents) and 3.10 (Adverse change and litigation) is repeated under sub-clause 3.20.2 above, the reference to Disclosure Documents shall be deemed to be only the Disclosure Documents which have been published before the date on which a relevant Note Transaction is made (in the case of that Note Transaction and the corresponding issue of Notes) or the date on which the letter purporting to increase the Maximum Amount is delivered (in the case of that increase).

3.21	Notice of inaccuracy

If, before a Note is issued and delivered to or for the account of the relevant Dealer, an event occurs which would render any of the representations and warranties in this Clause 3 immediately, or with the lapse of time, untrue or incorrect, the Issuer will inform the relevant Dealer as soon as practicable of the occurrence of such event.  In either case, the relevant Dealer shall inform the Issuer without any undue delay whether it wishes to continue or discontinue the issuance and delivery of the respective Notes.

4.	CONDITIONS PRECEDENT

4.1	Conditions precedent

By a date no later than five Business Days before the date upon which the Issuer and any Dealer shall first agree terms for a Note Transaction (or such other period as may be agreed between the Issuer and that Dealer), the Issuer shall deliver to that Dealer each of the documents listed in Schedule 1 (Condition Precedent Documents), in form and substance satisfactory to that Dealer.

4.2	Further conditions precedent

The obligations of any Dealer in respect of any agreement for a Note Transaction and each issue of Notes shall be conditional upon:

4.2.1	the representations and warranties of the Issuer contained in Clause 3 (Representations and warranties) being true and correct:

(a)	on each date upon which an agreement for a Note Transaction is made; and

(b)	on each date on which Notes are issued,

by reference to the facts and circumstances then subsisting;

4.2.2	there being no breach as at the issue date of those Notes in the performance of the obligations of the Issuer under any of the Programme Agreements or any Note;

4.2.3
except as disclosed in any Disclosure Document issued before the date upon which an agreement for a Note Transaction is made, no Rating Agency having, in respect of any short-term debt securities of the Issuer issued any notice downgrading such securities or put any such rating on its "Creditwatch" list or other similar publication of formal review (including a notice confirming a change of outlook), in each case with negative implications; and

4.3	Sterling Definitive Notes

In relation to an issue of Sterling Definitive Notes, it shall be a condition precedent to the subscription thereof by any Dealer that the Issuer supplies to each Dealer, not less than five days prior to the first issue of such Definitive Notes to that Dealer, confirmation from the Agent that the relevant agreed forms of Definitive Note have been security printed and the same delivered to the Agent.

5.	COVENANTS AND AGREEMENTS

5.1	Duration

The undertakings in this Clause 5 remain in force from the date of this Agreement for so long as any Programme Agreement is in force and any amount is or may be outstanding under any Programme Agreement or any Note.

5.2	Information

Whenever the Issuer publishes or makes available to its shareholders (or any class of them) or to its creditors generally (or any class of them) or to the public (by filing with any regulatory authority, securities exchange or otherwise) any information which could reasonably be expected to be material in the context of the Programme Agreements and the Notes and the transactions contemplated by the Programme Agreements and the Notes, the Issuer shall:

5.2.1	notify each Dealer as to the nature of such information;

5.2.2	make a reasonable number of copies of such information available to each Dealer upon request and permit distribution of that information to actual or potential purchasers of Notes; and

5.2.3
take such action as may be necessary to ensure that the representation and warranty contained in Clause 3.8 (Disclosure Documents) is true and accurate on the dates when it is made or deemed to be repeated, provided that, in the case of each of sub-clauses 5.2.1 and 5.2.2 above, the Issuer's obligations under this Clause 5.2 shall be deemed to be satisfied in full to the extent any such information is publicly filed by the Issuer with the U.S. Securities and Exchange Commission.

5.3	Authorisation information

Whenever the Issuer is required to obtain or effect any authorisation in order to comply with the representations and warranties contained in Clause 3.5 (Authorisations), the Issuer shall:

5.3.1	notify each Dealer as to the nature of such authorisation; and

5.3.2	upon request by a Dealer, make a reasonable number of copies of such authorisation available to that Dealer.

5.4	Ratings

The Issuer undertakes promptly to notify the Dealers of any change in the rating given by any Rating Agency of the Issuer's short-term debt securities or upon it becoming aware that such rating has been put on a "Creditwatch" list or other similar publication of formal review (including a notice of change of outlook) by any Rating Agency.

5.5	Indemnification

5.5.1	The Issuer undertakes to each Dealer (each an "Indemnified Person") that if such Indemnified Person or any of its respective Related Parties incurs Loss arising out of, in connection with or based on:

(a)	the Issuer's failure to make due payment under the Notes or the Deed of Covenant; or

(b)	any Notes not being issued for any reason (other than as the result of the failure of any Dealer to pay for such Notes) after an agreement for that Note Transaction has been made; or

(c)
any breach or alleged breach of the representations, warranties, covenants or agreements made or deemed to be repeated by the Issuer  in this Agreement or any other Programme Agreement unless, in the case of an alleged breach only, the allegation is being made by such Indemnified Person or any of its Related Parties; or

(d)
any untrue or statement or alleged untrue statement of any material fact contained in the Disclosure Documents or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect unless, in the case of an alleged untrue statement or omission, the allegation is being made such Indemnified Person or any of its Related Parties, the Issuer shall pay to the Indemnified Person on demand an amount equal to such Loss on an after tax basis. No Dealer shall have any duty or other obligation, whether as fiduciary or trustee for any of its Related Parties or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause.

5.5.2
In case any allegation as described in sub-clauses 5.5.1(d) or 5.5.1(e) above is made or any action is brought in respect of which an Indemnified Person is entitled to be paid by the Issuer under this Clause 5.5, the Indemnified Person shall promptly notify the Issuer in writing (although failure to do so will not relieve the Issuer from any liability under this Agreement). If any such allegation is made, the parties agree to consult in good faith with respect to the nature of the allegation. Subject to sub-clause 5.5.3 below, the Issuer may participate at its own expense in the defence of any action.

5.5.3
If it so elects within a reasonable time after receipt of the notice referred to in sub-clause 5.5.2 above, the Issuer may, subject as provided below, assume the defence of the action with legal advisers chosen by it and approved by the Indemnified Person (such approval not to be unreasonably withheld or delayed). Notwithstanding any such election such Indemnified Person and/or its Related Parties may employ separate legal advisers reasonably acceptable to the Issuer  and the Issuer shall not be entitled to assume such defence and shall bear the reasonable fees and expenses of such separate legal advisers if:

(a)	the use of the legal advisers chosen by the Issuer to represent such Indemnified Person and/or its Related Parties would present such legal advisers with a conflict of interest;

(b)
the actual or potential defendants in, or targets of, any such action include the Indemnified Person and/or its Related Parties and the Issuer and the Indemnified Person concludes that there may be legal defences available to it and/or other Related Parties which are different from or additional to those available to those Issuer; or

(c)
the Issuer has not employed legal advisers reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and/or its Related Parties within a reasonable time after notice of the institution of such action.

5.5.4
If the Issuer assumes the defence of the action, the Issuer shall not be liable for any fees and expenses of legal advisers of the Indemnified Person and/or its Related Parties incurred thereafter in connection with the action, except as stated in sub-clause 5.5.3 above.

5.5.5
The Issuer shall not be liable in respect of any settlement of any action effected without its written consent, such consent not to be unreasonably withheld or delayed. The Issuer shall not without the prior written consent of the Indemnified Person (such consent not to be unreasonably withheld or delayed) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought (whether or not any Indemnified Person or any of its Related Parties is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person and each of its Related Parties from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person and/or its Related Parties.

5.6	Subsequent changes to selling restrictions

Each of the parties hereto agrees that:

(a)
the Dealers shall not be bound by any of the restrictions relating to any specific jurisdiction (set out below in Schedule 2 (Selling Restrictions)) to the extent that such restrictions shall, as a result of change(s) or change(s) in official interpretation, after the date hereof, of applicable laws and regulations, no longer be applicable such that non-compliance with such restrictions would not result in any potential or purported breach of applicable laws and regulations by the Issuer, or any liability accruing to the Issuer;

(b)
selling restrictions may be supplemented or modified with the agreement of the Issuer.  Any such supplement or modification may be set out in a supplement to any Information Memorandum or a new Information Memorandum.  If any of the provisions set out in Schedule 2 (Selling Restrictions) are modified and/or supplemented by provisions of any Information Memorandum or a supplement to any Information Memorandum published subsequent to the date of this Agreement, then Schedule 2 (Selling Restrictions) shall further be deemed to be modified and/or supplemented to the extent described therein; and

(c)
the provisions of paragraphs (a) and (b) above shall be without prejudice, and subject always, to the obligations of the Dealers contained in the paragraph headed "General" in Schedule 2 (Selling Restrictions).

5.7	Costs and expenses

The Issuer will:

5.7.1
pay, or reimburse the Arranger for, all reasonable costs and expenses (including value added tax (or other similar taxes and duties) on such costs and expenses, but only to the extent such value added tax (or other similar taxes and duties) is not recoverable (whether by credit or repayment) by the Arranger (or any other member of the group to which the Arranger belongs for value added tax purposes) and fees and disbursements of counsel to the Arranger) incurred by the Arranger in connection with the preparation, negotiation, printing, execution and delivery of the Programme Agreements and the Notes and all documents contemplated by the Programme Agreements and the Notes;

5.7.2
pay, or reimburse each Dealer for, all reasonable costs and expenses (including value added tax (or other similar taxes and duties) on such costs and expenses, but only to the extent such value added tax (or other similar taxes and duties) is not recoverable (whether by credit or repayment) by that Dealer (or any other member of the group to which that Dealer belongs for value added tax purposes) and fees and disbursements of counsel to such Dealer) incurred by that Dealer in connection with the enforcement or protection of its rights under the Programme Agreements, the Notes and all documents contemplated by the Programme Agreements and the Notes; and

5.7.3
pay any stamp duty or other similar taxes (including any penalties and interest in respect thereof) payable in connection with the entry into, delivery and performance of any Programme Agreement or any Notes, and will indemnify and hold harmless each Dealer on demand, on an after tax basis, from all liabilities arising from any failure to pay or delay in paying such duty or taxes.

5.8	Changes to the Programme

5.8.1	The Issuer will notify each Dealer of:

(a)	any change in an Agent, or any change in any of the offices of such Agent; and

(b)	any amendment to or termination of the Agency Agreement or the Deed of Covenant,

by no later than 10 Business Days before the making of that change, amendment or termination.

5.8.2
The Issuer will not permit to become effective any change, amendment or termination to the Agency Agreement or the Deed of Covenant which could reasonably be expected to adversely affect the interests of any Dealer or the holder of any Notes then outstanding.

5.9	Continuing obligations

The Issuer will take such steps (in conjunction with the Dealers, where appropriate) to ensure that any laws and regulations or requirements of any governmental agency, authority or institution which may from time to time be applicable to any Notes shall be fully observed and complied with, including (without limitation) its obligations under Clauses 3.19 (U.S. selling restrictions), 5.10 (Yen Notes) and 5.11 (United Kingdom).

5.10	Yen Notes

5.10.1
Subject to sub-clause 5.10.2 below, the Issuer will in respect of Yen Notes comply with any applicable laws, regulations and guidelines of Japanese governmental and regulatory authorities relevant in the context of the issue of Yen Notes, as amended from time to time, and shall submit (or procure the submission on its behalf of) such reports or information as may be required for compliance with such laws, regulations and guidelines from time to time.

5.10.2
Yen Notes may be offered or sold in circumstances which would not be so permissible at the date of this Agreement if permitted by any change or amendment which is made after the date of this Agreement in such laws, regulations and guidelines or in such other rules or directives as are applicable to Yen Notes from time to time.

5.11	United Kingdom

The Issuer will issue Notes under the Programme only if the following conditions apply (or the Notes can otherwise be issued without contravention of Section 19 of the FSMA):

5.11.1	the relevant Dealer covenants in the terms set out in paragraph 3(a) of Schedule 2 (Selling Restrictions); and

5.11.2
the redemption value of each Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than Sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

5.12	Use of Proceeds

The Issuer will ensure that proceeds raised in connection with the issue of any Notes will not directly or indirectly be lent, contributed or otherwise made available to any person or entity (whether or not related to the Issuer) for the purpose of financing the activities of any person or entity or for the benefit of any country currently the subject of any Sanctions.

It is acknowledged that this undertaking does not apply (i) to any Dealer incorporated or organised under the laws of the United Kingdom, to the extent that to do so results in any violation of the UK Blocking Regulation and (ii) to any Dealer incorporated or organised under the laws of a member of the European Union, to the extent that to do so results in any violation of the EU Blocking Regulation.

6.	OBLIGATIONS OF THE DEALERS

6.1	Selling restrictions

Each Dealer represents and agrees that, subject to Clause 5.6 it has complied and will comply with the selling restrictions set out in Schedule 2.  Subject to those restrictions, each Dealer is authorised by the Issuer to circulate the Disclosure Documents to actual or potential purchasers of Notes.

6.2	Obligations several

The obligations of each Dealer under this Agreement are several.

7.	TERMINATION AND APPOINTMENT

7.1	Termination

7.1.1
The Issuer may terminate the appointment of any Dealer on not less than 30 days' written notice to the relevant Dealer.  The Dealer may resign on not less than 30 days' written notice to the Issuer.  The Issuer shall promptly inform the other Dealers and the Agent of such termination or resignation.

7.1.2
The rights and obligations of each party to this Agreement shall not terminate in respect of any rights or obligations accrued or incurred before the date on which such termination takes effect and the provisions of Clauses 5.5 (Indemnification) and 5.7 (Costs and expenses) shall survive termination of this Agreement and delivery against payment for any of the Notes.

7.2	Appointment of Dealers

7.2.1
The Issuer may appoint one or more Additional Dealers upon the terms of this Agreement by sending a dealer accession letter to the Additional Dealer substantially in the form of Schedule 4 (Dealer Accession Letter).  The appointment will only become effective if the Additional Dealer confirms acceptance of its appointment to the Issuer by signing that dealer accession letter and delivering it to the Issuer.  The Issuer may limit that appointment to a particular issue of Notes or for a particular period of time (which need not be a finite period of time).

7.2.2	The Additional Dealer shall become a party to this Agreement on the later of:

(a)	the date of the signature of the dealer accession letter by the Additional Dealer in accordance with sub-clause 7.2.1 above; and

(b)	the date specified in the dealer accession letter as the date of appointment,

and the Additional Dealer shall then be vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer under this Agreement.

7.2.3	If the appointment of that Additional Dealer is limited to a particular issue of Notes or period of time:

(a)	such authority, rights, powers, duties and obligations shall extend to the relevant Notes or period only; and

(b)
following the relevant issue of Notes or the expiry of the time period, the relevant Additional Dealer shall have no further authority, rights, powers, duties or obligations except such as may have accrued or been incurred prior to, or in connection with, the issue of such Notes or during that time period.

7.2.4
The Issuer shall promptly notify the Agent of any appointment.  If the appointment of the Dealer is not limited to a particular issue of Notes or for a particular period of time, the Issuer shall also notify the other Dealers of that appointment.  The Issuer agrees to supply to such Additional Dealer, upon appointment, a copy of the conditions precedent documents specified in Schedule 1 (Condition Precedent Documents), if requested by the Additional Dealer.

7.3	Transfers to affiliates

If, at any time, a Dealer transfers all or substantially all of its multicurrency commercial paper business to any of its affiliates then, on the date that transfer becomes effective, the relevant affiliate shall become the successor to that Dealer under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement.  Upon that transfer becoming effective, all references in this Agreement to the relevant Dealer shall be deemed to be references to the relevant affiliate.  The relevant Dealer shall, promptly following that effective date, give notice of the transfer to the Issuer with a copy to the Agent.

8.	CALCULATION AGENT

8.1.1
If any Notes which require a calculation agent are to be issued, the Issuer will, in its sole and absolute discretion, appoint either the relevant Dealer or the Agent (subject to the consent of the relevant Dealer or the Agent thereto) or some other person (subject to the consent of the relevant Dealer and the Agent to such person's appointment) to be the calculation agent in respect of such Notes.

8.1.2
If a Dealer has agreed to be the calculation agent, its appointment as such shall be on the terms of the form of agreement set out in Schedule 5 (Form of Calculation Agency Agreement), and that each Dealer will be deemed to have entered into an agreement in that form for a particular calculation if it is named as calculation agent in the relevant  calculation attached to or endorsed on the relevant Note.

8.1.3	If the Agent has agreed to be the calculation agent, its appointment shall be on the terms set out in the Agency Agreement.

8.1.4
If the person nominated by a Dealer or by the Agent as calculation agent is not a Dealer, that person shall execute (if it has not already done so) an agreement substantially in the form of the agreement set out in Schedule 5 (Form of Calculation Agency Agreement) and the appointment of that person shall be on the terms of that agreement.

9.	STATUS OF THE DEALERS AND THE ARRANGER

The Arranger shall have only those duties, obligations and responsibilities expressly specified in this Agreement.  Each of the Dealers agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for:

9.1.1
the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Information Memorandum, this Agreement or any information provided by it in connection with the Programme; or

9.1.2	the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any Notes.

10.	NOTICES

10.1	Written Communication

Any communication to be made under this Agreement shall be made in writing and, unless otherwise agreed, be made by letter, email or by telephone (to be confirmed promptly by letter or email).

10.2	Delivery

10.2.1
Any communication by letter shall be made to the intended recipient and marked for the attention of the person, or any one of them, at its relevant address and shall be deemed to have been made upon delivery.

10.2.2
Any communication to be made by email shall be made to the intended recipient at the relevant email address from time to time designated by that party to the other parties for the purpose of this Agreement and shall be deemed to have been received when the email communication has been received by the intended recipient in legible form at the correct email address.

10.2.3
Any communication to be made by telephone shall be made to the intended recipient at the relevant telephone number from time to time designated by that party to the other parties for the purpose of this Agreement and shall be deemed to have been received when made provided that prompt confirmation of that communication is given by letter or email.

10.3	Contact details

For purposes of Clause 10.2 (Delivery), the relevant contact details of each party to this Agreement shall be as set out in the signatory pages to this Agreement, or as otherwise notified by any party to each other party to this Agreement.

10.4	Receipt

10.4.1	A communication given under this Agreement but received on a non-Business Day or after business hours in the place of receipt will only be deemed to be given on the next Business Day in that place.

10.4.2	A communication under this Agreement to a Dealer will only be effective on actual receipt by that Dealer.

10.5	Language

10.5.1	Any notice given in connection with a Programme Agreement or Note must be in English.

10.5.2	Any other document provided in connection with a Programme Agreement or Note must be:

(a)	in English; or

(b)
if not in English, (unless the Dealers otherwise agree) accompanied by a certified English translation.  In this case, the English translation prevails unless the document is a constitutional, statutory or other official document.

11.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

12.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Dealer, any right or remedy under the Programme Agreements shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

13.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES

In the event that any Dealer that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Dealer of this Agreement or any relevant agreement for the issue and subscription of Notes (a "Relevant Agreement"), and any interest and obligation in or under this Agreement or any Relevant Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Relevant Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Dealer that is a Covered Entity or a Covered Affiliate of such Dealer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Relevant Agreement that may be exercised against such Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Relevant Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this clause:

"Covered Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

"Covered Entity" means any of the following:

(i)	a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

"U.S. Special Resolution Regime" means each of (i) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.	COUNTERPARTS

This Agreement may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

15.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

16.	GOVERNING LAW

This Agreement, any agreement for a Note Transaction, the Notes and any non-contractual obligations arising out of or in connection with them are governed by English law.

17.	SUBMISSION TO JURISDICTION

17.1	Jurisdiction

17.1.1
The English courts have exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with this Agreement and any agreement for a Note Transaction (including a dispute relating to their existence, validity or termination and any dispute relating to any non-contractual obligation arising out of or in connection with this Agreement and any agreement for a Note Transaction) or the consequences of their nullity.

17.1.2	The parties to this Agreement agree that the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such party will argue to the contrary.

17.1.3
Notwithstanding Clause 17.1.1, the Dealers may take proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction.  To the extent allowed by law, the Dealers may take concurrent Proceedings in any number of jurisdictions.

17.2	Service of process

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Law Debenture Corporate Services Limited at 8th Floor, 100 Bishopsgate, London, EC2N 4AG, or to such other person with an address in England or Wales and/or at such other address in England or Wales as the Issuer may specify by notice in writing to the Dealers.  Nothing in this paragraph shall affect the right of any Dealer to serve process in any other manner permitted by law.  This clause applies to Proceedings in England and to Proceedings elsewhere.

17.3	Waiver of trial by jury

EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH ANY PROGRAMME AGREEMENT OR NOTE OR ANY TRANSACTION CONTEMPLATED BY ANY PROGRAMME AGREEMENT.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO TRIAL BY COURT.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITION PRECEDENT DOCUMENTS

1.	Certified copies of the Issuer's constitutional documents.

2.	Certified copies of all documents evidencing the internal authorisations required to be granted by the Issuer:

(a)	approving the terms of, and the transactions contemplated by, the Notes and Programme Agreements and resolving that it execute the Notes and Programme Agreements;

(b)	authorising a specified person or persons to execute the Notes and Programme Agreements on its behalf; and

(c)
authorising a specified person, or persons on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with Notes and Programme Agreements

3.
Certified copies of any governmental or other consents required for the issue of Notes and for the Issuer to enter into, deliver and perform its obligations under the Notes and the Programme Agreements (as applicable).

4.	Executed and conformed copies of:

(a)	this Agreement;

(b)	the Agency Agreement; and

(c)	the Deed of Covenant.

5.	A copy of:

(a)	the confirmation from the Agent that a copy of the executed Deed of Covenant has been delivered to the Agent;

(b)	the confirmation from the Agent that the relevant forms of Global Note have been prepared and have been delivered to the Agent; and

(c)	the confirmation of acceptance of appointment from the agent for service of process.

6.	A legal opinion, in a form acceptable to the Dealers, from:

(a)	the Issuer as to the laws of the Issuer's jurisdiction of incorporation; and

(b)	Clifford Chance LLP, legal advisers to the Dealers.

7.	The Information Memorandum.

8.	A list of the names and titles and specimen signatures of the persons authorised:

(a)	to sign on behalf of the Issuer the Notes and the Programme Agreements;

(b)	to sign on behalf of the Issuer all notices and other documents to be delivered in connection with the Programme Agreements and the Notes; and

(c)	to take any other action on behalf of the Issuer in relation to the multi-currency commercial paper programme established by the Programme Agreements.

9.	Written confirmation that each of Fitch, S&P and Moody's, respectively, has granted a rating for the Programme.

SCHEDULE 2
SELLING RESTRICTIONS

1.	General

Each Dealer represents and agrees that it will observe all applicable laws and regulations in any jurisdiction in which it may offer, sell, or deliver Notes and it will not directly or indirectly offer, sell, resell, re-offer or deliver Notes or distribute any Disclosure Document, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result, to the best of its knowledge and belief, in compliance with all applicable laws and regulations.

2.	United States of America

Each Dealer understands that the Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S.  Each Dealer represents and agrees that it has not offered or sold, and will not offer or sell, any Notes constituting part of its allotment within the United States except in accordance with Rule 903 of Regulation S. Terms used above have the meaning given to them by Regulation S.  Each Dealer also represents and agrees that it has offered and sold the Notes, and will offer and sell the Notes (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date (the "distribution compliance period"), only in accordance with Rule 903 of Regulation S. Each Dealer agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the distribution compliance period a confirmation or notice to substantially the following effect:

"The Securities covered hereby have not been registered under the U. S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act.  Terms used above have the meanings given to them by Regulation S."

Each Dealer also represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Notes, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Terms used above have the meaning given to them by Regulation S.

3.	The United Kingdom

Each Dealer represents and agrees that:

(a)
(i)	it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

(ii)
it has not offered or sold and will not offer or sell any Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Notes would otherwise constitute a contravention of section 19 of the Financial Services and Markets Act 2000 (the "FSMA") by the Issuer;

(b)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Notes in, from or otherwise involving the United Kingdom.

4.	Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; (the "FIEA"). Accordingly, each Dealer represents and agrees that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organised under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and other applicable laws, regulations and ministerial guidelines of Japan.

5.	Singapore

Each Dealer has acknowledged that the Information Memorandum has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Dealer represents, warrants and agrees that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the Information Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

6.	Hong Kong

Each Dealer represents and agrees that:

(1)
it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the "SFO") and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions Ordinance (Cap. 32) of Hong Kong (the "C(WUMP)O") or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(2)
it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made under the SFO

SCHEDULE 3
NOTIFICATION LETTER FOR AN INCREASE IN THE MAXIMUM AMOUNT

[Letterhead of Issuer]

To:	The Dealers referred to below

cc.	[ ] (the "Agent")

cc.	[ ] (the "Arranger")

[Date]

To: [ ]

BECTON, DICKINSON AND COMPANY
(the Issuer")

U.S.$2,750,000,000 multi-currency commercial paper programme
(the "Programme")

We refer to a dealer agreement dated [date] (the "Dealer Agreement") relating to the Programme.  Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 2.7 (Increase in Maximum Amount) of the Dealer Agreement, we hereby notify each of the addressees listed above that the Maximum Amount (when aggregated with the principal amount of the US Programme) is to be increased from [   ] to [  ] with effect from [  ], subject to delivery to the Dealers, the Arranger and the Agent of the following documents:

(a)
a certificate from a duly authorised officer of the Issuer  confirming that no changes have been made to the constitutional documents of the Issuer since the date of the Dealer Agreement or, if there has been a change, a certified copy of the constitutional documents currently in force;

(b)	certified copies of all documents evidencing the internal authorisations and approvals required to be granted by the Issuer for such an increase in the Maximum Amount;

(c)	certified copies of [specify any applicable governmental or other consents required by the Issuer in relation to the increase];

(d)
a list of names, titles and specimen signatures of the persons authorised to sign on behalf of the Issuer  all notices and other documents to be delivered in connection with such an increase in the Maximum Amount;

(e)	[an updated or supplemental Information Memorandum reflecting the increase in the Maximum Amount of the Programme;]

(f)	legal opinions, each in a form acceptable to the Dealers, from the Dealers' [English law counsel] and the Issuer's [U.S. legal counsel]; and

(g)	confirmation that [relevant rating agencies] are maintaining their current ratings for the Programme.

for and on behalf of
BECTON, DICKINSON AND COMPANY

SCHEDULE 4
DEALER ACCESSION LETTER

[Letterhead of Issuer]

[Date]

To:	[Name of Dealer]

cc.:	[list all permanent Dealers]

cc.:	[Agent] as Agent

To: [ ]

BECTON, DICKINSON AND COMPANY
(the Issuer")

U.S.$2,750,000,000 multi-currency commercial paper programme
(the "Programme")

We refer to a dealer agreement dated [date] (the "Dealer Agreement") relating to the Programme.  Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 7.2 (Appointment of Dealers) and upon the terms of the Dealer Agreement, we hereby appoint you as an Additional Dealer [for the Programme with [immediate effect][with effect from [  ]]/[for the issue of [description of issue][for the period [from] [date(s)]].  [Copies of each of the condition precedent documents set out in Schedule 1 to the Dealer Agreement have been sent to you, as requested].

Please confirm acceptance of your appointment upon such terms by signing and returning to us the enclosed copy of this letter, whereupon you will, in accordance with Clause 7.2 (Appointment of Dealers) of the Dealer Agreement, become a party to the Dealer Agreement vested with all the authority, rights, powers, duties and obligations set out in that Clause 7.2.

for and on behalf of
BECTON, DICKINSON AND COMPANY

We hereby confirm acceptance of our appointment as a Dealer upon the terms of the Dealer Agreement referred to above.  For the purposes of Clause 10 (Notices) of the Dealer Agreement our contact details are as follows:

[NAME OF NEW DEALER]

Address:	[ ]
Telephone:	[ ]
Email:	[ ]
Contact:	[ ]
Dated:
Signed:
for [Name of new Dealer]

SCHEDULE 5
FORM OF CALCULATION AGENCY AGREEMENT

THIS AGREEMENT is made on [•]

BETWEEN:

(1)	BECTON, DICKINSON AND COMPANY as issuer (the "Issuer");

(2)	[CALCULATION AGENT], as the Calculation Agent appointed pursuant to the terms hereof (the "Calculation Agent", which expression shall include any successor thereto).

WHEREAS:

(A)
Under a dealer agreement (as amended, supplemented and/or restated from time to time, the "Dealer Agreement") dated [date] and made between, among others, the Issuer and the Dealer(s) referred to therein, and an issue and paying agency agreement (as amended, supplemented and/or restated from time to time, the "Agency Agreement") dated [date] and made between, among others, the Issuer and the agent[s] referred to therein, the Issuer established a multi-currency commercial paper programme (the "Programme").

(B)
The Dealer Agreement contemplates, inter alia, the issue under the Programme of floating rate notes and provides for the appointment of calculation agents in relation thereto.  Each such calculation agent's appointment shall be on substantially the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Terms not expressly defined herein shall have the meanings given to them in the Dealer Agreement or the Agency Agreement.

1.2
Any reference in this Agreement to a statute, any provision thereof or to any statutory instrument, order or regulation made thereunder shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted.

1.3	"Relevant Notes" means any Notes in respect of which the Calculation Agent is appointed.

2.	APPOINTMENT OF CALCULATION AGENT

The Issuer appoints the Calculation Agent as its agent for the purpose of calculating the amount of interest in respect of the Relevant Notes upon the terms and subject to the conditions of this Agreement.  The Calculation Agent accepts such appointment.

3.	DETERMINATION AND NOTIFICATION

3.1	The Calculation Agent shall determine the amount of interest payable on, each Relevant Note in accordance with the redemption calculation applicable thereto.

3.2
The Calculation Agent shall as soon as it has made its determination as provided for in Clause 3.1 above (and, in any event, no later than the close of business on the date on which the determination is made) notify the Issuer and the Agent (if other than the Calculation Agent) of the amount of interest so payable.

4.	STAMP DUTIES

The Issuer will pay any stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) payable in connection with the execution, delivery and performance of this Agreement.

5.	INDEMNITY AND LIABILITY

5.1
The Issuer shall indemnify and hold harmless on demand the Calculation Agent, on an after tax basis, against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax comprised in any such costs or expenses but only to the extent such value added tax is not recoverable (whether by credit or repayment) by the Calculation Agent (or any member of the group to which the Calculation Agent belongs for value added tax purposes)) which it may incur arising out of, in connection with or based upon the exercise of its powers and duties as Calculation Agent under this Agreement, except such as may result from its own negligence, default or bad faith or that of its officers, employees or agents.

5.2
The Calculation Agent shall indemnify and hold harmless on demand the Issuer , on an after tax basis, against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax comprised in any such costs or expenses but only to the extent such value added tax is not recoverable (whether by credit or repayment) by the Issuer (or any member of the group to which the Issuer belongs for value added tax purposes)) which it may incur or which may be made against the Issuer as a result of or in connection with the appointment or the exercise of the powers and duties of the Calculation Agent under this Agreement resulting from the negligence, default or bad faith of the Calculation Agent or that of its officers, employees or agents.

5.3
The Calculation Agent may, after prior written notice to the Issuer, consult as to legal matters with lawyers selected by it, who may be employees of, or lawyers to, the Issuer.  If such consultation is made, the Calculation Agent shall be protected and shall incur no liability for action taken or not taken by it as Calculation Agent or suffered to be taken with respect to such matters in good faith (after consultation with the Issuer), without negligence and in accordance with the opinion of such lawyers, as addressed to both parties.

6.	CONDITIONS OF APPOINTMENT

The Calculation Agent and the Issuer agree that its appointment will be subject to the following conditions:

(a)
in acting under this Agreement, the Calculation Agent shall act as an independent expert and shall not assume any obligations towards or relationship of agency or trust for the Issuer or the owner or holder of any of the Relevant Notes or any interest therein;

(b)
unless otherwise specifically provided in this Agreement, any order, certificate, notice, request, direction or other communication from the Issuer made or given under any provision of this Agreement shall be sufficient if signed or purported to be signed by a duly authorised employee of the Issuer;

(c)	the Calculation Agent shall be obliged to perform only those duties which are set out in this Agreement;

(d)
the Calculation Agent and its officers and employees, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Relevant Notes with the same rights that the Calculation Agent would have if it were not the Calculation Agent hereunder; and

(e)
all calculations and determinations made pursuant to this Agreement by the Calculation Agent shall (save in the case of manifest error) be binding on the Issuer, the Calculation Agent and (if other than the Calculation Agent) the holder(s) of the Relevant Notes and no liability to such holder(s) shall attach to the Calculation Agent in connection with the exercise by the Calculation Agent of its powers, duties or discretion under or in respect of the Relevant Notes in accordance with the provisions of this Agreement.

7.	ALTERNATIVE APPOINTMENT

If, for any reason, the Calculation Agent ceases to act as such or fails to comply with its obligations under Clause 3 (Determination and Notification), the Issuer shall appoint the Agent as Calculation Agent in respect of the Relevant Notes.

8.	RECOGNITION OF BAIL-IN POWERS

[Consider whether it is appropriate to include recognition of bail-in language as per Clause 14 of the Dealer Agreement]

9.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

10.	GOVERNING LAW

This Agreement, every agreement for the issue and purchase of Notes and any non-contractual obligations arising out of or in connection with them shall be governed by English law.

11.	JURISDICTION

11.1
The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) or the consequences of its nullity.

11.2	The parties to this Agreement agree that the English courts are the most appropriate and convenient courts to settle any such dispute and accordingly no such party will argue to the contrary.

11.3
Notwithstanding Clause 11.1, the Calculation Agent may take proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction.  To the extent allowed by law, the Calculation Agent may take concurrent Proceedings in any number of jurisdictions.

12.	SERVICE OF PROCESS

12.1	The Issuer irrevocably appoints [Process Agent] as its agent under this Agreement for service of process in any proceedings before the English courts in connection with this Agreement.

12.2
If any person appointed as process agent is unable for any reason to act as agent for service of process, the Issuer must immediately appoint another agent on terms acceptable to the Calculation Agent.  Failing this, the Calculation Agent may appoint another agent for this purpose.

12.3	The Issuer agrees that failure by a process agent to notify it of any process will not invalidate the relevant Proceedings.

12.4	This Clause does not affect any other method of service allowed by law.

13.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

14.	COUNTERPARTS

This Agreement may be signed in any number of counterparts.  This has the same effect as if the signatures on the counterpart were on a single copy of this Agreement.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

BECTON, DICKINSON AND COMPANY

By:

[NAME OF CALCULATION AGENT]

By:

SIGNATORIES

The Issuer

BECTON, DICKINSON AND COMPANY

By:	/s/ Greg Rodetis

Greg Rodetis
Senior Vice President and Treasurer

Address:	1 Becton Drive
Franklin Lakes
New Jersey 07417-1880
United States of America

Telephone:	+1 (201) 847 7160

Email:	michelle.quinn@bd.com
Attention:	Michelle Quinn

The Dealers

[***]

By:

Address:	[***]

Telephone:	[***]
Email	[***]
Contact:	[***]

[***]

By:

Address:	[***]

Telephone:	[***]
Email	[***]
Contact:	[***]